UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Marathon Digital Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Marathon Digital Holdings, Inc.

101 NE 3rd Avenue, Ste. 1200

Fort Lauderdale, FL 33301

August 28, 2023

To the Shareholders of Marathon Digital Holdings, Inc.:

You are cordially invited to attend the Special Meeting of Shareholders (the “Special Meeting”) of Marathon Digital Holdings, Inc., a Nevada corporation (the “Company”), to be held at 10:00 AM local time on Friday, September 29, 2023, at 300 Spectrum Center Drive, Suite 950, Irvine, CA 92618, Irvine, CA, to consider and vote upon the following proposals:

1.	To approve an increase in the number of shares available in the Company’s 2018 Equity Incentive Plan by 15,000,000 shares.

2.	To transact such other business as may be properly brought before the 2023 Special Meeting and any adjournments thereof.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ABOVE PROPOSAL.

Pursuant to the provisions of the Company’s bylaws, the board of directors of the Company (the “Board”) fixed the close of business on August 23, 2023 as the record date for determining the shareholders of the Company entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. Accordingly, only shareholders of record at the close of business on August 23, 2023 are entitled to notice of, and shall be entitled to vote at, the Special Meeting or any postponement or adjournment thereof.

Please review in detail the attached notice and proxy statement for a more complete statement of matters to be considered at the Special Meeting.

Your vote is very important to us regardless of the number of shares you own. Whether or not you are able to attend the Special Meeting in person, please read the proxy statement and promptly vote your proxy via the internet, by telephone or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy in order to assure representation of your shares at the Special Meeting. Granting a proxy will not limit your right to vote in person if you wish to attend the Special Meeting and vote in person.

By Order of the Board of Directors:

/s/ Fred Thiel
Fred Thiel,
Chairman of the Board of Directors

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

The 2023 Special Meeting of shareholders (the “Special Meeting”) of Marathon Digital Holdings, Inc. (the “Company”) will be held at 10:00 AM local time on Friday, September 29, 2023, at 300 Spectrum Center Drive, Suite 950, Irvine, CA 92618. At the Special Meeting, the holders of the Company’s outstanding common stock will act on the following matters:

1.	To approve an increase in the number of shares available in the Company’s 2018 Equity Incentive Plan by 15,000,000 shares.

2.	To transact such other business as may be properly brought before the 2023 Special Meeting and any adjournments thereof.

Shareholders of record at the close of business on August 23, 2023 are entitled to notice of and to vote at the 2023 Special Meeting and any postponements or adjournments thereof.

It is hoped you will be able to attend the 2023 Special Meeting, but in any event, please vote according to the instructions on the enclosed proxy as promptly as possible. If you are able to be present at the 2023 Special Meeting, you may revoke your proxy and vote in person.

Dated: August 28, 2023	By Order of the Board of Directors:

/s/ Fred Thiel
Fred Thiel
Chairman of the Board of Directors

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MARATHON DIGITAL HOLDINGS, INC.

101 NE 3rd Avenue, Ste. 1200

Fort Lauderdale, FL 33301

SPECIAL MEETING OF SHAREHOLDERS

To Be Held September 29, 2023

PROXY STATEMENT

The Board of Directors of Marathon Digital Holdings, Inc. (the “Company”) is soliciting proxies from its shareholders to be used at the 2023 Special Meeting of shareholders (the “Special Meeting”) to be held at 300 Spectrum Center Drive, Suite 950, Irvine, CA 92618 on September 29, 2023, beginning at 10:00 AM local time, and at any postponements or adjournments thereof. This proxy statement contains information related to the Special Meeting. This proxy statement and the accompanying form of proxy are first being sent to shareholders on or about August 30, 2023.

ABOUT THE SPECIAL MEETING

Why am I receiving this proxy statement?

You are receiving this proxy statement because you have been identified as a shareholder of the Company as of the record date which our Board has determined to be August 23, 2023, and thus you are entitled to vote at the Company’s 2023 Special Meeting. This document serves as a proxy statement used to solicit proxies for the 2023 Special Meeting. This document and the Appendixes hereto contain important information about the 2023 Special Meeting and the Company, and you should read it carefully.

Who is entitled to vote at the 2023 Special Meeting?

Only shareholders of record as of the close of business on the record date will be entitled to vote at the 2023 Special Meeting. As of the close of business on the record date, there were 174,275,127 shares of our common stock issued and outstanding and entitled to vote. Each common stock shareholder is entitled to one vote for each share of our common stock held by such shareholder on the record date on each of the proposals presented in this proxy statement.

May I vote in person?

If you are a shareholder of the Company and your shares are registered directly in your name with the Company’s transfer agent, Equity Stock Transfer, you are considered, with respect to those shares, the shareholder of record, and the proxy materials and proxy card, are being sent directly to you by the Company. If you are a shareholder of record, you may attend the 2023 Special Meeting to be held on September 29, 2023, and vote your shares in person, rather than signing and returning your proxy.

If your shares of common stock are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you together with a voting instruction card by such bank, broker or other nominee. As the beneficial owner, you are also invited to attend the 2023 Special Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the 2023 Special Meeting unless you obtain a proxy from your broker issued in your name giving you the right to vote the shares at the 2023 Special Meeting.

Photo identification may be required (a valid driver’s license, state identification or passport). If a shareholder’s shares are registered in the name of a broker, trust, bank or other nominee, the shareholder must bring a proxy or a letter from that broker, trust, bank or other nominee or their most recent brokerage account statement that confirms that the shareholder was a beneficial owner of shares of stock of the Company as of the Record Date. Since seating is limited, admission to the meeting will be on a first-come, first-served basis.

Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

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If my Company shares are held in “street name” by my broker, will my broker vote my shares for me?

Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters, as discussed further below. Your broker will not be able to vote your shares of common stock without specific instructions from you for “non-routine” matters.

If your shares are held by your broker or other agent as your nominee, you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker or other agent to vote your shares.

What are “broker non-votes”?

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” “Broker non-votes” occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Since brokers are permitted to vote on “routine” matters without instructions from the beneficial owner, “broker non-votes” do not occur with respect to “routine” matters.

There is no routine matter proposed for this Special Meeting.

How do I cast my vote if I am a shareholder of record?

The link for the material will be www.mara.vote posted on our transfer agent’s website: If you are a shareholder with shares registered in your name with the Company’s transfer agent, Equity Stock Transfer, on the record date, you may vote in person at the 2023 Special Meeting or vote by proxy by fax at (646) 201-9006 ATTN: Shareholder Services OR EMAIL: proxy@equitystock.com or internet at www.mara.vote and click Vote Your Proxy to enter the Control number or by mail. You may still attend the 2023 Special Meeting and vote in person even if you have already voted by proxy. For more detailed instructions on how to vote using one of these methods, please see the form of proxy card sent to you with this Schedule 14A and the information below.

●	To vote in person. You may attend the 2023 Special Meeting and the Company will give you a ballot when you arrive.

●	To vote by proxy by fax or internet. If you have fax or internet access, you may submit your proxy by following the instructions provided in this proxy statement, or by following the instructions provided with your proxy materials and on the enclosed proxy card or voting instruction card.

●	To vote by proxy by mail. You may submit your proxy by mail by completing and signing the enclosed proxy card and mailing it in the enclosed envelope. Your shares will be voted as you have instructed.

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How do I cast my vote if I am a beneficial owner of shares registered in the name of any broker or bank?

If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or other agent. To vote in person at the 2023 Special Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent included with these proxy materials or contact your broker or bank to request a proxy form.

What constitutes a quorum for purposes of the 2023 Special Meeting?

The presence at the meeting, in person or by proxy, of the holders of at least a majority of the issued and outstanding shares entitled to vote are present or represented by proxy at the Special Meeting permitting the conduct of business at the meeting. On the record date, there were 174,275,127 shares of Common Stock and 0 shares of preferred stock issued and outstanding and entitled to vote. We have amended our Bylaws such that 33-1/3% of our issued and outstanding shares shall constitute a quorum on the record date. Accordingly, the holders of 58,091,709 shares eligible to vote must be present at the 2023 Special Meeting to have a quorum. Proxies received but marked as abstentions or broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum. Your shares will be counted toward the quorum at the 2023 Special Meeting only if you vote in person at the meeting, you submit a valid proxy or your broker, bank, dealer or similar organization submits a valid proxy.

Can I change my vote?

Yes. Any shareholder of record voting by proxy has the right to revoke their proxy at any time before the polls close at the 2023 Special Meeting by sending a written notice stating that they would like to revoke his, her or its proxy to the Corporate Secretary of the Company; by providing a duly executed proxy card bearing a later date than the proxy being revoked; or by attending the 2023 Special Meeting and voting in person. Attendance alone at the 2023 Special Meeting will not revoke a proxy. If a shareholder of the Company has instructed a broker to vote its shares of common stock that are held in “street name,” the shareholder must follow directions received from its broker to change those instructions.

Who is soliciting this proxy – Who is paying for this proxy solicitation?

We are soliciting this proxy on behalf of our Board of Directors. The Company will bear the costs of and will pay all expenses associated with this solicitation, including the printing, mailing and filing of this proxy statement, the proxy card and any additional information furnished to shareholders. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies through further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.

What vote is required to approve each item?

The following votes are required to approve each proposal:

●	Proposal 1 - To approve an increase in the number of shares available in the Company’s 2018 Equity Incentive Plan by 15,000,000 shares. “FOR” votes from the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to vote on the matter at the 2023 Special Meeting are required to approve this proposal.

●	Proposal 2 – To transact such other business as may be properly brought before the Special Meeting and any adjournments thereof. “FOR” votes from the holders of a majority of the shares of the Company’s common stock present in person or represented by proxy and entitled to vote on the matter at the 2023 Special Meeting are required to approve this proposal.

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Will My Shares Be Voted If I Do Not Return My Proxy Card?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the Special Meeting. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter, or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.” The New York Stock Exchange (“NYSE”) has rules that govern brokers who have record ownership of listed company stock (including stock such as ours that is listed on The Nasdaq Capital Market) held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“routine matters”), but do not have the discretion to vote uninstructed shares as to certain other matters (“non-routine matters”). No proposal herein is a routine matter.

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares the bank, broker or other nominee does not have authority to vote your unvoted shares on any of the other proposals submitted to shareholders for a vote at the Special Meeting. We encourage you to provide voting instructions. This ensures your shares will be voted at the Special Meeting in the manner you desire.

Can I access these proxy materials on the Internet?

Yes. The Notice of Special Meeting, and this proxy statement and the Appendix hereto are available for viewing, printing, and downloading at https://ir.mara.com/sec-filings. All materials will remain posted on https://ir.mara.com/sec-filings at least until the conclusion of the meeting.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K filed with the Securities and Exchange Commission within four business days of the 2023 Special Meeting.

What interest do officers and directors have in matters to be acted upon?

No person who has been a director or executive officer of the Company at any time since the beginning of our fiscal year, and no associate of any of the foregoing persons, has any substantial interest, direct or indirect, in any matter to be acted upon.

Who can provide me with additional information and help answer my questions?

If you would like additional copies, without charge, of this proxy statement or if you have questions about the proposals being considered at the 2023 Special Meeting, including the procedures for voting your shares, you should contact John Lee, the Company’s CAO, by telephone at 1 800-804-1690.

Householding of Annual Disclosure Documents

The SEC previously adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or brokers holding our shares on your behalf to send a single set of our annual report and proxy statement to any household at which two or more of our shareholders reside, if either we or the brokers believe that the shareholders are members of the same family. This practice, referred to as “householding,” benefits both shareholders and us. It reduces the volume of duplicate information received by you and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once shareholders receive notice from their brokers or from us that communications to their addresses will be “householded,” the practice will continue until shareholders are otherwise notified or until they revoke their consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

Those shareholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our annual disclosure documents in future years or (ii) who share an address with another one of our shareholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:

●

shareholders whose shares are registered in their own name should contact our transfer agent, Equity Stock Transfer LLC, and inform them of their request by calling them at (212) 575-5757 or writing them at 237 W. 37thStreet, Suite 602, New York, NY 10018.

●	shareholders whose shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their request, shareholders should be sure to include their name, the name of their brokerage firm and their account number.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of August 25, 2023: (i) by each of our directors, (ii) by each of the named executive officers, (iii) by all of our executive officers and directors as a group, and (iv) by each person or entity known by us to beneficially own more than five percent (5%) of any class of our outstanding shares. As of August 25, 2023, there were 174,275,127 shares of our common stock outstanding.

Amount and Nature of Beneficial Ownership as of August 25, 2023
					Percentage
	Common				of Common
Name and Address of Beneficial Owner	Stock	RSUs	Warrants	Total	Stock (%)

Officers and Directors

Fred Thiel (CEO and Executive Chairman) (1)	239,876	666,600	-	906,476	*	%

James Crawford (COO) (2)	230,641	112,500	-	343,141	*	%

Salman Khan (CFO) (7)	-	297,247	-	297,247	*

John Lee (Chief Accounting Officer) (4)	-	120,000	-	120,000	*

Adam Swick (Chief Growth Officer) (5)	16,985	195,567	-	212,552	*

Ashu Swami (Chief Technology Officer) (6)	18,491	55,000	-	73,491	*

Kevin DeNuccio	207,552	-	-	207,552	*

Georges Antoun	55,384	-	-	55,384	*

Jay Leupp	62,552	-	-	62,552	*

Sarita James	37,519	-	-	37,519	*

Said Ouissal	10,217	-	-	10,217	*

Doug Mellinger	62,486	-	-	62,486	*

All Directors and Executive Officers (12 persons)	941,703	1,446,914	0	2,388,617	0.54%

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* Less than 1%

As of August 25, 2023, there were 174,275,127 shares of our common stock outstanding.

(1) Mr. Thiel is due 500,000 restricted stock units upon joining as the Company’s Chief Executive Officer which 33.33% vested upon the first anniversary of signing the agreement and the remaining 235,000 RSUs vest 8.33% (41,650) every three months thereafter for eight consecutive calendar quarters. As of August 23, 2023, Mr. Thiel has 208,250 unvested restricted stock units remaining.

(2) Mr. Crawford is due 150,000 restricted stock units as the Company’s Chief Operating Officer which vests 25% (37,500) on the first of each of April of 2023, 2024, 2025, and 2026. As of August 23, 2023, Mr. Crawford has 112,500 unvested restricted stock units remaining.

(3) Intentionally omitted.

(4) Mr. Lee is due 120,000 restricted stock units upon joining as the Company’s Chief Accounting Officer which shall vest 33.33% (40,000) on his first anniversary December 31, 2023 and then 10,000 on each successive quarter end of March 31, 2024, June 30, 2024, September 20, 2024, December 31, 2024, March 31, 2025, June 30, 2025, September 30, 2025 and December 31, 2025. As of August 23, 2023, Mr. Lee has 120,000 unvested restricted stock units remaining.

(5) Mr. Swick is due 46,000 restricted stock units upon joining the Company on July 29, 2022 which vested 25% (11,500) on September 30, 2022 and the remaining 34,500 RSUs vest 6.25% (2,875) every three months thereafter for twelve consecutive calendar quarters. In addition, Mr. Swick is due 166,817 restricted stock units upon joining as the Company’s Chief Growth Officer which shall vest 41,704 on his first anniversary as Chief Growth Officer on March 1, 2024 and then 10,426 shall vest every three months thereafter for twelve consecutive quarters. As of August 23, 2023, Mr. Swick has 195,567 unvested restricted stock units remaining.

(6) Mr. Swami is due 80,000 restricted stock units upon joining as the Company’s Chief Technology Officer which vested 20,000 on his first anniversary December 27, 2022 and then 5,000 vests every three months thereafter for 12 consecutive calendar quarters. As of August 23, 2023, Mr. Swami has 55,000 unvested restricted stock units remaining.

(7) Mr. Khan is due 297,247 restricted stock units upon joining as the Company’s Chief Financial Officer which 25% (74,312) will vest on July 1, 2024 and then 18,578 RSUs shall vest on the last day of each of the eleven calendar quarters thereafter and 18,577 RSUs shall vest on the twelfth calendar quarter, which is July 1, 2027. As of August 23, 2023, Mr. Khan has 297,247 unvested restricted stock units remaining.

* Less than 1%

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PROPOSAL NO. 1

TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER OUR 2020 EQUITY INCENTIVE PLAN BY 15,000,000

On January 1, 2018, our Board adopted the 2018 Equity Incentive Plan (“2018 Plan”), subsequently approved by the shareholders on March 7, 2018, and as subsequently amended, pursuant to which up to 15,000,000 shares of our common stock, stock options, restricted stock, preferred stock, stock-based awards and other awards are reserved for issuance as awards to employees, directors, consultants, advisors and other service providers (and have all been allocated). As of the date of this Schedule 14A, there are no shares of our common stock remaining to be issued thereunder. Upon approval of the amendment to the 2018 Plan, the total number of shares available to be issued shall be 30,000,000 (less the 15,000,000 already issued.

Reasons for the Proposed Amendment

The Company will utilize the increased equity incentives to retain management, employees and directors and also to ensure that management maintains a reasonable level of equity as the Company grows and utilizes equity to raise capital and perhaps engage in acquisitions of symbiotic businesses should the opportunity arise.

VOTE REQUIRED

Approval of this Proposal 1 requires the affirmative vote of the holders of a majority of the shares of common stock casting votes in person or by proxy on this proposal at the Annual Meeting. This proposal is a “non-routine” matter under NYSE Rule 452 on which brokers may not vote without instruction from beneficial owners. Abstentions and broker non-votes will have no effect on the vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE INCREASE IN SHARES AVAILABLE UNDER OUR 2018 PLAN.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to approve the increase in shares available under the Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 1.

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PROPOSAL NO. 2 - OTHER MATTERS

The Board knows of no matter to be brought before the Special Meeting other than the matters identified in this proxy statement. However, if any other matter properly comes before the Special Meeting or any adjournment of the meeting, it is the intention of the persons named in the proxy solicited by the Board to vote the shares represented by them in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Fred Thiel
Fred Thiel
Chairman of the Board of Directors

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